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                                                                       EXHIBIT 1

                               JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                  Dated: February 12, 2003


                               WAM Acquisition GP, Inc.
                                 for itself and as general partner of
                                 LIBERTY WANGER ASSET MANAGEMENT, L.P.


                               By:  /s/ Bruce H. Lauer
                                    -----------------------------------------
                                        Bruce H. Lauer
                                        Senior Vice President and Secretary